UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operation and Financial Condition.

On January 23, 2012, HMN Financial, Inc. (the “Company”) issued a press release that included financial information for its quarter ended December 31, 2012. A copy of the press release is attached as Exhibit 99 to this Form 8-K and incorporated by reference into this Item 2.02. The information included in the press release is to be considered furnished under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, the Compensation Committee of the Board of Directors of HMN Financial, Inc. (the “Company”), approved a grant of discretionary cash retention awards to certain executive officers and other employees of the Company and its wholly owned subsidiary, Home Federal Savings Bank (the “Bank”). The grant of these awards is subject to approval of the Company’s and the Bank’s primary regulator, the Office of the Comptroller of the Currency (the “OCC”).

These awards, which are payable in three equal annual installments, are for the purpose of retaining the persons who will receive these awards.  An employee will vest in an installment if the employee remains employed on December 31 of each year and has been continuously employed throughout the year, or else has died or become disabled during the calendar year.  The vested portion of the cash retention award will be paid to the employee by normal payroll on January 31 in the year following the year in which vesting occurs. The executive officers who have been designated for an award and the aggregate amount payable pursuant to the award are as follows:  Dwain C. Jorgensen, Senior Vice President of Facilities and Compliance of the Company and Bank, $5,738 ($1,912.66 on January 31 in 2013, and $1,912.67 on January 31, 2014 and 2015); Susan K. Kolling, Senior Vice President of the Company and the Bank, $9,494 ($3,164.66 on January 31 in 2013, and $3,164.67 on January 31, 2014 and 2015).

Item 9.01.              Financial Statements and Exhibits

          (d) Exhibits

Exhibit Number	Description

99	Press Release dated January 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date:	January 27, 2012	/s/ Jon Eberle

Jon Eberle
Senior Vice President,
Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

Exhibit 99	Press Release dated January 23, 2012